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Corporate Governance & Compensation Practices at Goldman Sachs

The Goldman Sachs Group, Inc.
April 2014

Goldman Sachs

Cautionary Note on Forward-Looking Statements

This presentation may include forward-looking statements. These statements represent the firm's belief regarding future events that, by their nature, are uncertain and outside of the firm's control. The firm's actual results and financial condition may differ, possibly materially, from what is indicated in those forward-looking statements.

For a discussion of some of the risks and factors that could affect the firm's future results, please see the description of "Risk Factors" in our annual report on Form 10-K for our year ended December 2013. You should also read the information on the calculation of non-GAAP financial measures that is posted on the Investors portion of our website: www.gs.com.

The statements in this presentation are current only as of their respective dates.

Goldman Sachs

Table of Contents

I. Our Governance Practices

Our Board's Governance Foundation


Focus
Culture
Structure

Collaborative culture, independent structure and focused approach drive Board effectiveness

- Firm and Board culture of consensus, mutual accountability and meritocracy
- Highly effective Board structure:
  - Robust lead director role
  - All independent directors on all Board standing committees
  - Frequent and regular interactions with senior management
- Key areas of focus:
  - Long-term prospects of constituents
  - Firmwide strategy and risk management
  - Management performance, depth, and succession

Talented Directors Oversee a Dynamic Business

Our Directors

- **Independent**
  - 10 of 13 are independent
  - Expansive Lead Director role serves as a counterbalance to the Chairman and CEO
- **Highly Engaged**
  - Frequent interaction with management and fellow Board members
  - 56 Board, committee, and subcommittee meetings during 2013
  - Committed to active and open engagement with all constituents
- **Diverse Skill Sets and Backgrounds**
  - Importance of new talent and perspectives – six directors added since the beginning of 2011
  - Current average Board tenure of six years

Current Focus

- **Strategy**
  - Regular review and discussion of strategy with management and at executive sessions
- **Risk Management**
  - Oversight of our risk management processes for our business and compensation programs
- **Reputation**
  - Protecting and strengthening the firm's reputation
- **Regulatory Landscape**
  - Direct engagement with our regulators
  - Understanding the perspective and focus of our regulators
- **Management Succession Planning**
  - Regular and thorough discussions in executive session
  - Meetings with our CEO multiple times per year

Goldman Sachs

Board Succession Planning

Our Corporate Governance, Nominating and Public Responsibilities Committee (Governance Committee) seeks to build and maintain an effective, well-rounded, financially literate and diverse Board that operates in an atmosphere of candor and collaboration

- Our Governance Committee identifies and recommends individuals for our Board based on each individual's qualifications and experience and taking into account the composition of our Board
- Our Lead Director discusses succession with each member of the Governance Committee and has developed a matrix of skills and experiences that would be beneficial to have represented on our Board
  - Most recently in March 2014 our Board added Apple CFO Peter Oppenheimer, who possesses expertise in many areas, including technology
- Diversity is considered in identifying and evaluating candidates
- Our Governance Committee welcomes candidates recommended by shareholders and will consider these candidates in the same manner as other candidates

Directors' Qualifications and Experience		
Financial services experience	Risk management	Accounting
Multi-industry experience	Business ethics	Credit evaluation
Corporate governance	Leadership	Human capital management
Global experience	Strategic thinking	Technology and new media
Management	Operations	Government, law, public policy, and regulatory affairs
Marketing and branding	Philanthropy	
Academia	Reputational and social issues	

Risk Management and Reputational Risk

Risk Management is Critical

- Effective risk management underpins our success and is a key area of Board oversight
- Each of our Board committees has in its charter a mandate to consider reputational risk
- Comprehensive risk management processes assist us in monitoring, evaluating, and managing the risks that we assume in conducting our activities
- Risk management is also an important input into compensation design

Examples of Board Involvement

- The Risk Committee interacts on a regular basis with our CFO, Chief Risk Officer, and other risk management executives
- The Public Responsibilities Subcommittee, formed in December 2012, advised on our implementation of the Business Standards Committee recommendations and regularly discusses our firm's reputational management
- Directors are involved in the discussion, review, and approval of the Capital Plan that the firm submits in connection with the Federal Reserve's annual Comprehensive Capital Analysis and Review process

Focus on Business Standards

- In May 2013, the firm released an Impact Report outlining changes we have made over three years to improve our business practices
- The main themes in the report are:
  - — A higher standard of client care
  - — Greater sensitivity and awareness of reputational risk
  - — A deeper commitment to individual and collective accountability
- The work underlying our Business Standards Committee is part of a larger, ongoing commitment by the firm to be self-aware and open to change

II. Our Compensation Practices

Goldman Sachs

Our Compensation Philosophy

Pay for Performance

Align Executive and Shareholder Interests

Maintain Safety and Soundness

Attract and Retain Talent

These four key elements of our philosophy guide our Compensation Committee in its review and determination of executive compensation

Compensation Committee Considerations

Key Factors our Compensation Committee Considers to Determine NEO Compensation


Absolute and Relative Firmwide Financial Performance
Individual Performance
Market for Talent
Compensation Committee
Risk Management
Investor Feedback
Macro Environment
Regulator Feedback

Within the framework of our compensation philosophy, our Compensation Committee considers multiple factors when determining NEO compensation

Goldman Sachs

Evaluation of Firm Performance

Long-term Perspective on Performance with a Focus on Operating Metrics

- Paying for performance is a critical element of our compensation philosophy
- There are various operating performance metrics that should be utilized to evaluate our ability to deliver superior returns to our shareholders consistently over time
  - — Annual Return on Equity (ROE), Book Value per Share (BVPS) growth and Diluted Earnings Per Share (EPS) growth can be considered on both an absolute and relative basis
  - — Consistent strength in these metrics indicates value creation over a long-term horizon
  - — Qualitative factors like retention and recruiting can also be considered
- Due to the cyclical nature of the financial services industry, analyzing market performance metrics such as Total Shareholder Return could lead to misleading conclusions about our performance
  - — For example, market performance metrics are heavily impacted by the starting and ending point of the period
  - — Market performance is also impacted by macro events outside of management's control, which can overshadow or distort underlying operating performance

Solid Operating Performance in 2013

Metric	Description	2013	2013 Commentary
ROE	■ Exemplifies ability to generate returns on shareholders' investment	11%	■ Approximately 75% higher than the average of our US peers[1]
BVPS Growth	■ Demonstrates ability to grow the value of shareholders' stake in common equity	+5%	■ +8% as adjusted for Berkshire Hathaway's warrant exercise in October 2013 ■ Strong track record of building equity over time, despite active repurchase program
Diluted EPS Growth	■ Demonstrates ability to increase earnings stream	+9%	■ Commitment to driving operating leverage
Compensation and Benefits Expense to Net Revenues	■ A closely correlated relationship between changes in net revenues and in compensation and benefits expense reflects pay for performance alignment ■ However, if revenues grow at a higher rate than compensation expense, this creates operating leverage for shareholders	37%	■ Second lowest ratio in firm history as a public company ■ Compensation and benefits declined 3% YoY while net revenues were flat

2013 Performance

- Despite a challenging macro environment, characterized by weaker global GDP growth and an evolving regulatory landscape that have constrained client confidence and risk appetite, we continued to deliver strong relative returns to shareholders
- We produced an increase in pre-tax earnings that was ~12x the change in net revenues, primarily through effective management of compensation

Change in Net Revenues and Pre-tax Earnings – 2013 vs. 2012


+ $43mm
+ $530mm
Net Revenues
Pre-Tax Earnings

[1] US peer average includes JPM, MS, BAC, C

Alignment with Shareholders

The Majority of CEO Annual Variable Compensation is in Equity-based Pay



100%
No variable comp in 2008
100%
70%
70%
70%
70%
30%
30%
30%
30%
2008
2009
2010
2011
2012
2013
Cash
Equity-Based

Realizable value of total compensation mirrors the value of our stock price



120%
110%
100%
90%
80%
70%
60%
50%
40%
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
2010 Total CEO Comp:
Min: -31%
Max: +8%
Indexed Stock Price
Indexed 2010 Total CEO Comp[1]

Requirement	Alignment of Interest
Three-Year Delivery Requirement	■ Shares of Common Stock underlying Restricted Stock Units (RSUs) generally deliver in three equal installments on or about the first, second and third anniversaries of grant (Shares at Risk)
Five-Year Transfer Restrictions	■ Five-year transfer restrictions from date of grant apply to 50% of Shares at Risk, which is determined prior to tax withholding. For NEOs, because the current tax withholding rates are approximately 50%, transfer restrictions will apply to all or substantially all Shares at Risk delivered to them
Clawbacks	■ RSUs and Shares at Risk are subject to forfeiture and recapture provisions based on conduct, including improper risk analysis
Retention Requirements	■ Each of our NEOs must retain 75% of the after-tax shares received as compensation for as long as the NEO holds the position

[1]*Represents change in value over time of total 2010 CEO compensation including salary and variable compensation (cash and equity)*

CEO Performance and Annual Compensation

Performance Highlights

- CEO compensation reflected Chairman and CEO Lloyd Blankfein's strong leadership in driving our consistent outperformance as a firm over the past several years and, in 2013, continuing to steadily improve our operating performance in a difficult environment
  - He has been responsible for navigating the firm through cyclical headwinds and evolving regulations over a multi-year period, remaining engaged with our regulators during this time
  - As the external face of the firm, he has remained focused on serving our clients and shareholders and our people while continuing to drive our commercial performance

Compensation Highlights

- The Compensation Committee determined 2013 CEO compensation would include salary and variable compensation in the form of cash and RSUs deliverable as Shares at Risk
- The largest proportion of CEO compensation remains in RSUs delivered over a 3-year period and subject to 5-year transfer restrictions from the date of grant
- Paying the majority of compensation in the form of equity-based awards aligns CEO interests with the long-term interests of our shareholders as the value is dependent on our share price

Restricted Stock Units Comprise Majority of 2013 Annual CEO Compensation

$23 million


Salary
9%
Variable
Comp
(Cash)
27%
Variable
Comp
(RSUs)
64%

Goldman Sachs

Prudent Use of Discretion

Our Board has prudently used discretion over the past 5 years to manage compensation conservatively

- Discretion is important given the cyclical nature of our business and the need to balance return objectives against the risk profile
- Following a strictly metrics-based formula for compensation could lead to unintended negative consequences
  - — In 2009 we produced a ~23% ROE. Despite posting strong results, CEO compensation remained modest on both a comparative and historical basis. In addition, the Compensation Committee did not award any cash variable compensation to NEOs that year
- Our Compensation Committee consistently reviews our compensation programs, including taking into account constituent feedback, to assess whether they meet our objectives and are appropriate for the current environment
  - — An example of this review includes changes made to awards granted in 2014 under our performance-based Long-term Performance Incentive Plan (LTIP)
  - — The changes included increasing the 100% payout threshold under the "average ROE" metric from 10% to 12%


■ No variable compensation granted to NEOs
■ Introduction of transfer restrictions of 5 years from grant date of RSUs
■ Addition of metrics-based LTIP
2008
2009
2011
2014
■ No cash variable compensation for NEOs
■ Introduction of risk-based clawbacks
■ Increased the 100% payout threshold under the "average ROE" metric of the LTIP to 12% from 10% for LTIP awards granted in 2014

Conclusion

Board Governance

- Collaborative culture, independent structure, and focused approach drive Board effectiveness
- Diverse and talented directors oversee our dynamic business
- Board succession planning builds an effective, well-rounded, financially literate, and diverse Board
- Effective risk management is critical for success

Executive Compensation

- Paying for performance, encouraging a long-term focus, maintaining the safety and soundness of the firm and attracting and retaining talent
- Consideration of many different factors to determine NEO compensation
- Long-term perspective on performance with a focus on operating metrics
- Strong relative returns to shareholders in 2013 despite a challenging macro environment
- Alignment of executives' and shareholders' interests through compensation structure
- Prudent use of discretion over the past 5 years